UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 11, 2017

Date of Report (Date of earliest event reported)

GTX Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-53046	98-0493446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 W. 9th St., Suite 1214, Los Angeles, CA	90015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 213-489-3019

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On September 18, 2017, GTX Corp. (the “Company”) filed a current report on form 8K (“Current Report”) disclosing the entry by the Company into two definitive agreements. The Company is filing this amendment to the Current Report (“Amendment”) to disclose an additional Lock-Up Agreement entered for the Company’s benefit.

Item 1.01 Entry into a Material Definitive Agreement.

On September 14, 2017, the Company entered into a Lock-Up Agreement with the Special Equities Group, LLC (“SEG”) for shares issued pursuant to conversions of existing convertible promissory notes previously issued by the Company to SEG. The Lock-Up Agreement provides SEG with an orderly process for conversion. In consideration for the conversion guidelines, SEG has agreed not to sell any shares acquired from conversion of the outstanding convertible promissory notes until October 14, 2017. The agreement executed by SEG was identical to the one entered by Diamondrock, as disclosed in the Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTX Corp.

Date: September 19, 2017	By:	/s/ Patrick Bertagna
Patrick Bertagna, CEO